Exhibit 99.1

For Further Information, Contact:

Investor Relations:	Corporate Communications:
Todd Friedman or Stacie Bosinoff	Jaia Zimmerman
The Blueshirt Group	RightNow Technologies
415.217.7722	650.653.4441 Office
todd@blueshirtgroup.com	650.464.8462 Cell
stacie@blueshirtgroup.com	jzimmerman@rightnow.com

RightNow Announces Second Quarter 2011 Financial Results

Company reports recurring revenue growth of 31%, and earnings per share ahead of guidance.

BOZEMAN, Mont. (July 27, 2011) — RightNow® (NASDAQ: RNOW) today announced results for the second quarter ended June 30, 2011.

Second quarter 2011 financial highlights included:

•	Total revenue was $54.8 million, an increase of 26% over Q2 2010

•	Recurring revenue was $45.4 million, an increase of 31% over Q2 2010

•	GAAP diluted earnings per share was $0.01 and Non-GAAP diluted earnings per share was $0.15. A reconciliation of Non-GAAP measures can be found at the back of this release.

•	Non-GAAP operating margin was 11%, an increase of 200 basis points over Q2 2010

•	Current software backlog was $152 million, an increase of 43% over Q2 2010

Total revenue was $54.8 million in the second quarter of 2011, compared to $43.5 million in the second quarter of 2010, reflecting a 26% increase. Recurring revenue in the second quarter of 2011 increased 31% to $45.4 million from $34.7 million in the second quarter of 2010.

Net income in the second quarter of 2011 was $194,000 or $0.01 per diluted share, compared to net income of $1.4 million or $0.04 per diluted share in the second quarter of 2010. Non-GAAP net income in the second quarter of 2011 was $5.4 million, or $0.15 per diluted share, compared to non-GAAP net income of $3.2 million or $0.09 per diluted share in the second quarter of 2010.

“We executed well and delivered an outstanding second quarter with revenue and earnings ahead of guidance,” said Greg Gianforte, CEO and founder. “Our accelerating growth rate is allowing us to further expand our sales capacity and raise our expectations for recurring revenue growth in 2011. We continue to provide robust customer experience solutions with fast return on investment and innovative products that are easy to use, enabling us to deliver high value for our customers around the world. Market trends are creating a demand for RightNow CX and we believe we are well positioned to continue our momentum.”

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Total revenue was $107.1 million for the six months ended June 30, 2011, compared to $85.6 million for the six months ended June 30, 2010, reflecting a 25% increase. Recurring revenue in the six months ended June 30, 2011 increased 29% to $87.3 million from $67.8 million in the six months ended June 30, 2010.

Net income in the six months ended June 30, 2011 was $1.6 million or $0.04 per diluted share, compared to net income of $2.0 million, or $0.06 per diluted share in the six months ended June 30, 2010. Non-GAAP net income in the six months ended June 30, 2011 was $9.1 million, or $0.26 per diluted share, compared to non-GAAP net income of $5.5 million or $0.16 per diluted share in the six months ended June 30, 2010.

Guidance

•

For the full year 2011, the Company is raising its recurring revenue growth expectation to 27% from 24%. Total revenue is expected to be approximately $226 million. Net income per diluted share for the full year 2011 is expected to be approximately $0.08. Non-GAAP net income per diluted share, which excludes stock-based compensation, acquisition costs and amortization of acquired intangible assets, amortization of debt issuance costs, and a foreign currency gain related to the Q-go acquisition, is expected to be approximately $0.58 for the full year 2011. The Company expects approximately 36 million diluted shares outstanding for the full year 2011.

•

For the third quarter of 2011, total revenue is expected to be approximately $57 million. Third quarter net income per diluted share is expected to be approximately breakeven. Third quarter non-GAAP net income per diluted share, which excludes stock-based compensation, amortization of acquired intangible assets, and amortization of debt issuance costs, is expected to be approximately $0.15. The Company expects approximately 36.3 million diluted shares outstanding for the third quarter of 2011.

Please refer to our “Forward-Looking Guidance Reconciliation” table for complete details on adjustments between GAAP and non-GAAP guidance.

Quarterly Conference Call

RightNow Technologies will discuss its quarterly results today via teleconference at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time). To access the call, please dial (877) 638 - 9569, or outside the U.S. (914) 495-8536, at least five minutes prior to the 2:30 p.m. MT start time. A live webcast of the call will also be available at http://investor.rightnow.com/index.cfm under the Events & Presentations menu. An audio replay will be available between 5:30 p.m. MT July 27, 2011 and 9:59 p.m. MT August 10, 2011 by calling (800) 642-1687 or (706) 645-9291, with Conference ID 76695707. The replay will also be available during the same time period on the Company’s website at http://investor.rightnow.com.

About RightNow Technologies

RightNow is helping rid the world of bad experiences one consumer interaction at a time, eight million times a day. RightNow CX, the customer experience suite, helps organizations deliver exceptional customer experiences across the web, social networks and contact centers, all delivered via the cloud. With more than ten billion customer interactions delivered, RightNow is the customer experience fabric for nearly 2,000 organizations around the globe. To learn more about RightNow, go to www.rightnow.com.

RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of The NASDAQ Stock Market LLC.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations, business and profit growth and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, our business model; our ability to develop or acquire and gain market acceptance for new products and enhancements to existing products in a cost-effective and timely manner; general economic conditions; fluctuations in foreign currency exchange; the gain or loss of key customers; competitive pressures and other similar factors such as the availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; our ability to expand or contract operations, manage expenses and grow profitability; the rate at which our present and future customers adopt our existing and future products and services; fluctuations in our operating results including our revenue mix and our rate of growth; fluctuations in backlog; the risk that our investments in partner relationships and additional employees will not achieve expected results; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; any unanticipated ambiguities in fair value accounting standards; the amount and timing of any stock repurchases under our stock repurchase program; fluctuations in our operating results from the impact of stock-based compensation expense; our ability to manage and expand our partner relationships; our ability to hire, retain and motivate our employees and manage our growth; the risks associated with prior and future acquisitions; and risks associated with our offering of convertible senior notes including the potential impact on earnings per share calculations; and various other factors. Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports on Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

FRNOW

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RightNow Technologies, Inc.

Consolidated Balance Sheets

(In thousands) (Unaudited)

	June 30,	Dec. 31,
	2011	2010

Assets
Cash and cash equivalents	$121,792	$181,948
Short-term investments	134,133	94,759
Accounts receivable	45,703	39,338
Allowance for doubtful accounts	(1,774)	(2,021)

Net receivables	43,929	37,317
Deferred commissions	5,963	5,418
Prepaid and other current assets	5,488	4,662
Deferred tax assets	3,810	3,801

Total current assets	315,115	327,905

Property and equipment, net	13,003	10,702
Intangible assets, net	19,512	6,149
Goodwill	32,392	7,975
Deferred commissions, non-current	4,966	4,747
Other	4,365	4,921
Deferred tax assets, non-current	16,756	16,480

Total Assets	$406,109	$378,879

Liabilities and Stockholders’ Equity
Accounts payable	$6,819	$10,463
Commissions and bonuses payable	6,030	7,137
Other accrued liabilities	18,465	13,363
Current portion of deferred revenue	97,792	90,350

Total current liabilities	129,106	121,313

Deferred revenue, net of current portion	2,355	2,969
Other long-term liabilities	446	—
2.50% Convertible senior notes due 2030	175,000	175,000

Total liabilities	306,907	299,282

Stockholders’ equity:
Common stock	36	35
Additional paid-in capital	152,268	136,717
Treasury stock, at cost	(29,149)	(29,149)
Accumulated other comprehensive income	4,422	1,953
Accumulated deficit	(28,375)	(29,959)

Total stockholders’ equity	99,202	79,597

Total Liabilities and Stockholders’ Equity	$406,109	$378,879

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RightNow Technologies, Inc.

Consolidated Operating Statements

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue:
Recurring revenue	$45,409	$34,730	$87,322	$67,755
Professional services	9,407	8,724	19,823	17,801

Total revenue	54,816	43,454	107,145	85,556

Cost of revenue:
Recurring revenue	7,746	5,952	15,072	11,831
Professional services	9,411	7,378	18,821	14,710

Total cost of revenue	17,157	13,330	33,893	26,541

Gross profit	37,659	30,124	73,252	59,015

Operating expenses:
Sales and marketing	24,913	18,777	47,463	37,501
Research and development	5,581	4,797	11,177	9,929
General and administrative	6,377	4,324	12,548	8,623

Total operating expenses	36,871	27,898	71,188	56,053

Income from operations	788	2,226	2,064	2,962

Interest and other income (expense), net	(1,116)	19	(348)	202

Income (loss) before income taxes	(328)	2,245	1,716	3,164
Benefit (provision) for income taxes	522	(841)	(132)	(1,175)

Net income	$194	$1,404	$1,584	$1,989

Net income per share:
Basic	$0.01	$0.04	$0.05	$0.06
Diluted	$0.01	$0.04	$0.04	$0.06

Shares used in the computation:
Basic	33,171	32,000	32,880	31,965
Diluted	36,048	33,427	35,792	33,430

Supplemental information of Non-GAAP reconciling items included in:
Cost of recurring revenue	$995	$117	$1,777	$230
Cost of professional services	546	122	874	236
Sales and marketing	1,580	726	2,615	1,477
Research and development	443	240	792	497
General and administrative	1,408	556	2,799	1,076
Interest and other income (expense, net)	253	—	(1,312)	—

Total Non-GAAP reconciling items (pre-tax)	$5,225	$1,761	$7,545	$3,516

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RightNow Technologies, Inc.

Consolidated Statements of Cash Flow

(In thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Operating activities:
Net income	$194	$1,404	$1,584	$1,989
Non-cash adjustments:
Depreciation and amortization	3,318	1,872	6,120	3,937
Stock-based compensation	3,988	1,761	6,727	3,516
Provision for losses on accounts receivable	21	31	41	81
Foreign currency gain on acquisition	—	—	(1,819)	—
Changes in operating accounts, net of business acquisitions:
Receivables	(11,010)	(2,910)	(2,981)	(461)
Prepaid and other current assets	785	(369)	443	(1,868)
Deferred commissions	(795)	544	(655)	989
Accounts payable	(5,298)	1,099	(4,413)	3,144
Commissions and bonuses payable	1,355	(329)	(1,157)	(1,573)
Other accrued liabilities	3,181	1,053	3,790	2,564
Deferred revenue	11,535	(160)	3,107	(4,774)
Other	(852)	18	(868)	(19)

Cash provided by operating activities	6,422	4,014	9,919	7,525

Investing activities:
Net change in investments	(16,411)	17,107	(39,297)	16,765
Acquisition of property and equipment	(2,031)	(2,195)	(5,148)	(3,836)
Intangible asset additions	(1,592)	(1,305)	(3,083)	(2,339)
Business acquisition, net of cash acquired	—	—	(33,837)	—

Cash provided by (used in) investing activities	(20,034)	13,607	(81,365)	10,590

Financing activities:
Proceeds from issuance of common stock	3,065	409	8,376	1,568
Excess tax benefit of stock options exercised	(142)	802	449	1,130
Payments on current and long-term debt	(20)	(10)	(260)	(22)

Cash provided by financing activities	2,903	1,201	8,565	2,676

Effect of foreign exchange rates on cash and cash equivalents	503	(724)	2,725	(1,125)

Increase (decrease) in cash and cash equivalents	(10,206)	18,098	(60,156)	19,666

Cash and cash equivalents at beginning of period	131,998	43,114	181,948	41,546

Cash and cash equivalents at end of period	$121,792	$61,212	$121,792	$61,212

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RightNow Technologies, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measurements

(Amounts in thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Income from operations as reported	$788	$2,226	$2,064	$2,962
Income from operations as a % of total revenue (operating margin)	1%	5%	2%	3%
Non-GAAP reconciling items (pre-tax)
Add stock-based compensation (“SBC”)	3,988	1,761	6,727	3,516
Add Q-go acquisition costs	—	—	415	—
Add amortization expense of acquired intangible assets	984	—	1,715	—

Non-GAAP income from operations	$5,760	$3,987	$10,921	$6,478

Non-GAAP income from operations as a % of total revenue (Non-GAAP operating margin)	11%	9%	10%	8%

Net income as reported	$194	$1,404	$1,584	$1,989
Non-GAAP reconciling items (pre-tax)
Add stock-based compensation (“SBC”)	3,988	1,761	6,727	3,516
Add Q-go acquisition costs	—	—	415	—
Add amortization expense of acquired intangible assets	984	—	1,715	—
Add amortization of debt issuance expense	253	—	507	—
Less foreign currency gain	—	—	(1,819)	—

Non-GAAP Net income	$5,419	$3,165	$9,129	$5,505

Net income per share, as reported (basic)	$0.01	$0.04	$0.05	$0.06
Net income per share, as reported (diluted)	0.01	0.04	0.04	0.06
Non-GAAP Net income per share (basic)	0.16	0.10	0.28	0.17
Non-GAAP Net income per share (diluted)	0.15	0.09	0.26	0.16

Shares outstanding (basic), as reported	33,171	32,000	32,880	31,965
Shares outstanding (diluted), as reported	36,048	33,427	35,792	33,430

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Forward-Looking Guidance Reconciliation

	GAAP	Adjustment										Non-GAAP
Third quarter ending September 30, 2011
Net income (approximately)	$0	[a]	4,100	[b]	—	[c]	950	[d]	250			$5,300
Net income per share (approximately)	$0.00											$0.15
Shares (diluted)	36,250											36,250

Year ending December 31, 2011
Net income (approximately)	$2,800	[a]	15,000	[b]	400	[c]	3,600	[d]	1,000	[e]	(1,800)	$21,000
Net income per share (approximately)	$0.08											$0.58
Shares (diluted)	36,000											36,000

[a]	Estimated stock-based compensation expense to be recorded for the periods indicated in accordance with FASB Accounting Standards Codification, Topic 718, Compensation-Stock Compensation, which is effective for periods beginning January 1, 2006.
[b]	Estimated acquisition costs associated with Q-go.
[c]	Estimated amortization expense of acquired intangible assets.
[d]	Estimated debt issuance amortization expenses.
[e]	Foreign currency gain associated with acquisition of Q-go.

About Non-GAAP Financial Measures

Non-GAAP net income, operating margin and diluted net income per share are supplemental measures of our performance that are not required by, or presented in accordance with GAAP. These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for net income and net income per share or any other performance measure determined in accordance with GAAP. We present non-GAAP net income, operating margin and net income per share because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods.

Our stock-based compensation expenses are expected to vary depending on the number of new grants issued, changes in our stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.

In calculating non-GAAP income from operations, operating margin, net income and net income per share, management excluded stock-based compensation expenses, acquisition costs and amortization associated with acquired intangible assets and debt amortization expenses (debt amortization expense was not included in non-GAAP income from operations because the amount was not recorded as operating income), to facilitate its review of the comparability of the Company’s operating performance on a period-to-period basis because such expenses and gain are not, in management’s view, related to the Company’s ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and resource allocation.

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During the first quarter of 2011, we recorded a $1.8 million foreign currency gain related to our acquisition of Q go. This gain was excluded from our six months ended June 30, 2011 non-GAAP net income and net income per share calculations (the gain was not included in non-GAAP income from operations because the amount was not recorded to operating income).

Management further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP net income, operating margin and net income per share also facilitate a comparison of RightNow’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP financial measures have limitations as an analytical tool, and readers should not consider these measures in isolation or as substitutes for GAAP operating income, net income and net income per share. In the future, we expect to incur additional stock-based compensation expenses and the exclusion of these expenses in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. In the future, we also expect to incur additional acquisition costs and amortization associated with acquired intangible assets and we anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. These acquired intangible assets will be considered for impairment, but will be considered a static expense, one that is not typically affected by operations during any particular period. Lastly, we anticipate excluding amortization of debt issuance costs from our future presentation of our non-GAAP financial measures as these costs are non-cash expenses that are not considered part of ongoing operating results when assessing the performance of our business, and RightNow believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry.

Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, which include:

•	Other companies inside and outside of our industry may calculate non-GAAP net income and net income per share differently than we do, limiting their usefulness as a comparative tool; and

•

The Company’s income tax expense or benefit will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our future GAAP financial measures reflecting the exclusion of stock-based compensation expenses, amortization of acquired intangible assets, and amortization of debt issuance costs are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of its use of non-GAAP financial measures by presenting comparable GAAP with equal or greater prominence. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income, operating margin and net income per share. For more information, see the consolidated operating statements and reconciliation of non-GAAP measurements contained in this press release.

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